UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2013

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2013, Thomas J. Hollister announced his retirement as Chief Financial Officer, Chief Operating Officer and Director of Global GP LLC (the “General Partner”), the general partner of Global Partners LP (the “Partnership”), effective June 30, 2013.

On April 24, 2013 the Partnership announced the appointment of Daphne H. Foster, 55, as Chief Financial Officer of the General Partner and the appointment of Mark Romaine, 44, as Chief Operating Officer of the General Partner, in each case effective as of July 1, 2013.  Ms. Foster has served as Treasurer of the Partnership since 2010.  From 2007-2010 Ms. Foster served as Treasury Director at the Partnership.  Ms. Foster received a bachelor’s degree and an MBA from Boston University.  Mr. Romaine has served as Senior Vice President, Light Oil Supply and Distribution, at the Partnership since 2006.  Mr. Romaine received a bachelor’s degree from Providence College and an MBA from the University of Massachusetts.

On April 23, 2013, the General Partner and Mr. Hollister entered into a retirement, consulting and noncompete agreement (the “Retirement Agreement”) in connection with Mr. Hollister’s retirement.  From July 1, 2013 through December 31, 2013, during which time he will be placed on a terminal administrative leave (“Terminal Administrative Leave”), Mr. Hollister will consult with the Partnership with respect to transitional matters and provide reasonable assistance in matters with which Mr. Hollister was involved prior to his Terminal Administrative Leave.  During the Terminal Administrative Leave, Mr. Hollister will receive monthly gross compensation equal to $48,166.66 (equal to a gross total of $289,000), and will participate in the General Partner’s health insurance, pension, 401(k), long-term disability, life insurance and other employee benefit plans in accordance with the policies of the General Partner and on the same general basis as other employees of the General Partner.  However, Mr. Hollister will not be eligible for and will not accrue, earn or participate in any bonus, or in the Partnership’s Long-Term Incentive Plan or in any Short-Term Incentive Plan established by the Compensation Committee of the General Partner’s Board of Directors.  In addition, for a period of 18 months following the Terminal Administrative Leave, the General Partner will pay Mr. Hollister a monthly gross amount equal to $48.166.66 (equal to a gross total of $867,000).  Pursuant to the Retirement Agreement, during the remainder of his term of employment, and during the Terminal Administrative Leave, and for a period of two years following June 30, 2013, Mr. Hollister is prohibited from working for, engaging in or acquiring or investing in any business having assets engaged in (or actively considering engagement in) certain businesses in New England and other jurisdictions in which the Partnership is conducting business as of June 30, 2013.  The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the Retirement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.                            Regulation FD Disclosure

On April 24, 2013, the Partnership issued a press release announcing the retirement of Mr. Hollister and the appointment of Ms. Foster and Mr. Romaine. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.                            Financial Statements and Exhibits

(d)                                          Exhibit

10.1*                          Retirement, Consulting and Noncompete Agreement, dated April 23, 2013, by and between Global GP LLC and Thomas Hollister

99.1^                           Global Partners LP Press Release dated April 24, 2013

*Filed herewith

^Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: April 26, 2013		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Retirement, Consulting and Noncompete Agreement, dated April 23, 2013, by and between Global GP LLC and Thomas Hollister
99.1^	Global Partners LP Press Release dated April 24, 2013

*Filed herewith

^Furnished herewith